EXHIBIT 21
SUBSIDIARIES OF MERCANTILE BANK CORPORATION
Mercantile Bank of Michigan, a Michigan banking corporation
Wholly-owned bank subsidiary of Mercantile Bank Corporation
Mercantile Bank Capital Trust I
A Delaware business trust subsidiary of Mercantile Bank Corporation
Mercantile Bank Mortgage Company, LLC, a Michigan limited liability company
99% owned by Mercantile Bank of Michigan and 1% owned by Mercantile Insurance Center, Inc.
Mercantile Insurance Center, Inc, a Michigan business corporation
Wholly-owned subsidiary of Mercantile Bank of Michigan
Mercantile Bank Real Estate Co., LLC, a Michigan limited liability company
99% owned by Mercantile Bank of Michigan and 1% owned by Mercantile Insurance Center, Inc.
West Lake Associates, LLC, a Michigan limited liability company
100% owned by Mercantile Bank of Michigan
All six of the subsidiaries named above with the exception of Mercantile Bank Capital Trust I were organized under the laws of the State of Michigan. Mercantile Bank Capital Trust I was organized under the laws of the State of Delaware.

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